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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 12, 2001

0-22193
(Commission File No.)

LIFE FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	33-0743195
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
10540 Magnolia Avenue, Suite B, Riverside, CA	92503-1814
(Address of Principal Executive Offices)	(Zip Code)

(909) 637-4000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Item 1 (b) Change of Control

    Life Financial Corporation has entered into an agreement to issue $15,000,000 in notes and warrants to purchase 1,166,400 shares, which if exercised would represent 47% of the Company's common stock. The Note and Warrant Purchase Agreement and related documents are subject to shareholder, regulatory and other approvals. The agreement provides for certain conditions and covenants that must be met before the closing of the transaction. In addition to the various approval requirements, the conditions include but are not limited to satisfactory results of the upcoming regulatory examination, resolution of supervisory directives, agreements and orders, expansion of the board from five to seven directors and the agreement gives the investor the right to designate three directors.

    The closing of the transaction is expected to take place during the third quarter of 2001. The Company intends to utilize the proceeds from the issuance of the notes to infuse capital into Life Bank (the "Bank"), its wholly owned subsidiary, purchase certain assets from the Bank and settle other obligations.

ITEM 7. EXHIBITS

Press release dated July 12, 2001

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIFE FINANCIAL CORPORATION
Dated: July 25, 2001	By:	/s/ STEVEN R. GARDNER Steven R. Gardner President and Chief Executive Officer

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SIGNATURES